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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 31, 2000
                              (January 14, 2000)


                          AMERICAN TOWER CORPORATION
                          --------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                  001-14195                   65-0723837
          --------                  ---------                   ----------
(State or Other Jurisdiction      (Commission                 (IRS Employer
      of Incorporation)           File Number)              Identification No.)



             116 Huntington Avenue
             Boston, Massachusetts                           02116
             -----------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)


                                (617) 375-7500
                     -------------------------------------
             (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.

Airtouch transaction-In August 1999, American Tower Corporation (the "Company") signed a definitive agreement with Airtouch Communications, Inc. ("Airtouch"), a unit of Vodafone Airtouch PLC, to acquire the rights to approximately 2,100 communications towers through a master sublease agreement. Total consideration to be paid by the Company in connection with this transaction, which will close incrementally in 2000, includes approximately $800.0 million in cash, plus a five year warrant to purchase 3.0 million shares of the Company's Class A common stock at $22.00 per share. In addition, the Company also entered into a three-year build-to-suit agreement with Airtouch that is expected to produce approximately 400-500 new communications towers.

On January 19, 2000 the Company closed on the first 800 towers included in the Airtouch Agreement. Total consideration in connection with this closing included approximately $304.8 million in cash and the issuance of a warrant to purchase up to 3.0 million shares of the Company's common stock. The warrant will vest on a pro-rata basis according to the number of towers closed as compared to the 2,100 included in the original agreement. The Company financed the transaction through drawings from its credit facility.

AT&T transaction-In September 1999, the Company signed a definitive agreement with AT&T Corp. to purchase 1,942 towers. Total consideration to be paid for this transaction is $260.0 million in cash, subject to adjustment if all towers are not purchased. At the initial closing, AT&T will enter into a master lease agreement covering all towers in which it conducts microwave operations. The lease will have an initial term of ten years, and AT&T will have five, five-year renewal options. AT&T currently uses 468 of these towers for its microwave operations. The transaction will be closed in stages, subject to the satisfaction of customary conditions, including the receipt of all regulatory approvals, in 2000. In addition, the Company agreed to enter into a build-to-suit agreement with AT&T Wireless Services at the initial closing of the transaction that is expected to produce the opportunity to build 1,000 towers. There will be a separate master lease agreement with AT&T Wireless Services for the build-to-suit towers. The initial term will be ten years, and AT&T will have three, five-year renewals.

On January 14, 2000 the Company closed on the first 404 towers included in the AT&T Corp. Agreement and entered into the build-to-suit agreement with AT&T Wireless Services. Total consideration paid in connection with this closing was approximately $134.1 million in cash. The Company financed the transaction through drawings from its credit facility.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) EXHIBITS

        10.1 Agreement to Sublease, dated as of August 6, 1999 by and between Airtouch Communications, Inc., the other parties named therein as sublessors, the Company and ATLP.*

        10.2 Purchase and Sale Agreement, dated as of September 10, 1999, by and among the Company and AT&T Corp., a New York corporation.**

        99.1 Press Release, Dated as of January 31, 2000

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*  Filed as Exhibit 10.1 from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

** Filed as Exhibit 10.1 from the Company's Current Report on Form 8-K dated
   September 17, 1999.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN TOWER CORPORATION
                                      (Registrant)

Date: January 31, 2000                By:
                                         --------------------------------
                                         Name:  Justin D. Benincasa
                                         Title: Vice President and Corporate
                                                Controller